Exhibit 10.39

HCI Managerial Services (Pty) Ltd

Suite 801

76 Regent Road

Sea Point

8005

Montauk Holdings Ltd

Suite 801

76 Regent Road

Sea Point

8005

Dear Sir

LETTER OF APPOINTMENT FOR THE PROVISION OF ADMINISTRATIVE SERVICES

TO MONTAUK HOLDINGS LIMITED (“LETTER OF APPOINTMENT”)

This Letter of Appointment serves to confirm the appointment of HCI Managerial Services Proprietary Limited (Registration No. 1996/017874/07) (“the Administrator”) by Montauk Holdings Limited (Registration No. 2010/017811/07) (“the Company”) to provide certain services (“Services”). The Administrator wishes to accept such appointment on the terms contained in this Letter of Appointment.

“Parties” means the parties to this agreement and “Party” means either one of them. The headings of the clauses in this agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this agreement nor any clause hereof.

Duties of the Administrator

1.	The Administrator shall:

1.1.	provide all company secretarial services required to ensure that the Company maintain its corporate existence and comply with all applicable laws and regulations, including but not limited to:

1.1.1.	arranging the calling and holding of general meetings in respect of the Company;

1.1.2.	providing reports and information regarding the state of affairs of the Company for meetings of the Board of the Company, from time to time;

1.1.3.	distributing all documents, notices and records and/or other information to the Shareholders as may be required in relation to the Company;

1.1.4.	keeping and maintaining or procuring the keeping and maintaining of all documents and records related to the Company;

1.1.5.	providing such data and assistance as may be required by the Auditors from time to time so that all statutory returns as may be required of the Company are correctly completed and timeously filed; and

1.1.6.	ensuring that the Company comply with all other statutory and regulatory reporting and/or filings as may be required or desirable in terms of all applicable laws and regulations;

1.2.	ensure the safe-keeping of all original documentation as may be reasonably required for the purpose of the performance of its obligations under this agreement;

1.3.	assist the Company in managing expenditure, budgeting, and taxation matters and, where appropriate, recommending third Parties to provide some or all of these services;

1.4.	assist the Company in keeping books of account and preparing financial reporting information as required in terms of all applicable laws and regulations;

1.5.	assist the Company in relation to appropriate capital management strategies, including interacting with key stakeholders, if so required;

1.6.

procure that HCI Treasury Proprietary Limited (Registration No. 1997/020390/07), the treasury company within the HCI group of companies of which the Administrator is a subsidiary, provides cash management services to the Company; and

1.7.	perform all such other duties as may be reasonably necessary or incidental to the above or as may be agreed between the Company and the Administrator.

Remuneration

2.

As remuneration for the Services rendered by the Administrator, the Administrator shall be entitled to a quarterly fee of R125 000 (excluding Value Added Tax) (“Fee”). This fee shall escalate at the South African annual inflation rate as published by the South African Reserve Bank in March of each year.

3.

If a dispute arises between the Company and the Administrator in relation to the cost recovery principles upon which the Administrator will be remunerated, the Company and the Administrator shall refer such dispute to the auditors of the Administrator (“Auditors”) whose determination, acting as experts and not as arbitrators, will, in the absence of manifest error, be final and binding on the Company and the Administrator. The cost of the Auditors incurred in resolving such dispute shall be paid by the Parties in the proportion determined by such Auditors having regard to the merit, or lack thereof, of each side to the dispute.

4.

Unless otherwise agreed to the contrary between the Company and the Administrator, the Company shall pay the Administrator within 30 days of the Company receiving an Invoice or a statement of account from the Administrator.

5.

The Administrator is not entitled to any remuneration or indemnity in respect of the performance of its duties under this Letter of Appointment, save as expressly provided for in this Letter of Appointment.

Expenses and disbursements

6.

The Company will, on written demand from the Administrator, reimburse the Administrator for all expenses (including any irrecoverable VAT thereon), paid by the Administrator on behalf of the Company in the performance of the Services and approved by the Company.

7.

The Company shall not be liable for any expenses and disbursements incurred by the Administrator, which are not incurred on behalf of the Company in the course of performing the Services in terms of this agreement.

Value Added Tax

8.

Any costs, expenses, charges or other amounts payable under this agreement shall be paid together with any VAT applicable to such amount subject to prior delivery to the payer of an appropriate VAT invoice.

Duration of appointment

9.	This agreement shall commence on 15 December 2014 and continue indefinitely until terminated in accordance with this clause.

10.	The Company and/or the Administrator may terminate this agreement upon 6 months prior written notice from one Party to the other Party.

Governing law and jurisdiction

11.	This Letter of Appointment will in all respects be governed by and construed in accordance with the laws of South Africa.

12.

Either Party shall be entitled to institute all or any proceedings against the other Party in connection with this Letter of Appointment in the Western Cape High Court, Cape Town and each Party hereby consents to and submits to the (non-exclusive) jurisdiction of that court or any successor court.

Appointment

The Company hereby appoints the Administrator to provide the Services with effect from 15 December 2014.

13.	The Administrator hereby accepts the appointment.

14.

During the continuance of its appointment under this Letter of Appointment, the Administrator shall have the full power, authority and right to do or cause to be done on behalf of the Company any and all things necessary, convenient or incidental to the provision of the Services and the performance of the other duties and obligations of the Administrator under this agreement.

15.	The Administrator shall:

15.1.	fulfil its obligations in terms of this agreement in good faith and act in the interest of the Company at all times;

15.2.

act diligently and devote such time, attention, care, skill and have all necessary, competent, efficient, appropriately qualified and experienced personnel and equipment as may be required to enable it to properly and efficiently perform its obligations under this agreement;

15.3.

observe and comply with the applicable laws or regulations for the time being in force but Including, without limitation, laws or regulations applicable to the Company, and any law, rule, regulation, order or directive made or issued by any person, body or organisation which under legislation has or is recognised as having supervisory authority in respect of the Administrator or the Company; and

15.4.	observe and comply with all instructions and directions given to the Administrator from time to time by or on behalf of the Company.

Whole agreement

16.

This Letter of Appointment constitutes the whole agreement between the Parties in relation to the subject matter thereof and no Party shall accordingly be bound by any undertaking, representation or warranty not recorded therein.

Execution

17.	This Letter of Appointment:

17.1.

may be executed in separate counterparts, none of which need contain the signatures of all of the Parties, each of which shall be deemed to be an original and all of which taken together constitute one agreement;

17.2.

shall be valid and binding upon the Parties thereto, notwithstanding that one or more of the Parties may sign a fax copy thereof and whether or not such fax copy contains the signature of any other Party.

For:	MONTAUK HOLDINGS LIMITED

Signature:	/s/ David R. Herman
who warrants that he / she is duly authorised thereto
Name:	David R. Herman
Date:	8-6-2015
Place:	Pittsburgh PA USA

For:	HCI MANAGERIAL SERVICES PROPRIETARY LIMITED

Signature:	/s/ T. G. Govender
who warrants that he / she is duly authorised thereto
Name:	T. G. Govender
Date:	8-6-2015
Place:	Cape Town